EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Jennifer Tweeton
VOLLMER
713-970-2100
jennifert@vollmerpr.com
Stan Altschuler / Richard Cooper
Strategic Growth International
212-838-1444
info@sgi-ir.com

BOOTS & COOTS ANNOUNCES RESULTS
FOR THE FIRST NINE MONTHS OF 2005

HOUSTON, November 9, 2005 — Boots & Coots International Well Control, Inc. (Amex: WEL), a global prevention, emergency response and restoration company for the oil and gas industry, today reported revenues of $23.7 million for the first nine months of 2005 compared to revenues of $14.7 million for the prior year period. Net income was $1.3 million for the nine months ended September 30, 2005, compared to a net loss of $0.8 million in the prior year period. The 2005 operating margins were reduced by pass-though charges incurred during the first quarter. Net income attributable to common shareholders for the nine months ended September 30, 2005 was $0.7 million, or $0.02 per diluted share, compared to a net loss attributable to common shareholders for the nine months ended September 30, 2004 of $1.4 million, or $0.05 per diluted share.

“Prevention service segment revenues from SafeGuard contracts in Algeria, Kazakhstan and India were up during the quarter. In Venezuela however, we experienced delays due to certain management changes at the customer level,” said Jerry Winchester, President and Chief Executive Officer. “While we expect these delays to be temporary, our SafeGuard business will be affected in the fourth quarter, so we are revising our estimate for prevention revenues from $15.0 million to $13.5 million for 2005. We have an excellent relationship with, and perform critical services for our contractor in Venezuela, and we expect to be fully operational again under that contract in the first quarter of 2006.”

“Results continue to strengthen,” continued Winchester. “Revenues from the rest of our SafeGuard business are at or above plan and steadily continue to increase quarter over quarter. This supports the fact that our strategy to focus on the prevention business is the right strategy. The impact that our programs make for our customers will continue to create opportunities for us and move us toward our goal to become the premier pressure control services company in the industry.”

For the quarter ended September 30, 2005, revenues were $4.6 million compared with revenues of $3.3 million for the same period of 2004. Net loss from continuing operations for the quarter was $0.5 million compared to a $1.3 million loss for the third quarter of 2004. Net loss attributable to common shareholders was $0.7 million, or $0.02 per diluted share in the third quarter of 2005, compared to a net loss in the prior year period of $1.6 million, or $0.05 per diluted share.

Earnings before interest, taxes, depreciation and amortization (EBITDA) was $3.3 million for the nine months ended September 30, 2005, compared to $1.5 million in the prior year period. For the third quarter of 2005, EBITDA was $0.3 million compared to $(0.5) million in the third quarter of 2004.

Operational highlights include:

•
Prevention revenues were $3.1 million for the third quarter of 2005, compared to $1.9 million for the third quarter of 2004. Prevention revenues were $10.3 million for the nine months ended September 30, 2005, compared to $6.3 million in the prior period.

•
Response revenues were $1.5 million for the third quarter of 2005, as compared to $1.4 million in the third quarter of 2004. Response revenues were $13.3 million for the nine months ended September 30, 2005, compared to $8.4 million in the prior period.

•	At September 30, 2005, the company reported working capital of $2.5 million and total debt of $5.9 million.

About Boots & Coots
Boots & Coots International Well Control, Inc., Houston, Texas, provides a suite of integrated oilfield services centered on the prevention, emergency response and restoration of blowouts and well fires around the world. Boots & Coots' proprietary risk management program, WELLSURE®, combines traditional well control insurance with post-event response as well as preventative services, giving oil and gas operators and insurance underwriters a medium for effective management of well control insurance policies. The company’s SafeGuard program, developed for regional producers and operators sponsored by Boots & Coots, provides dedicated emergency response services, risk assessment and contingency planning, and continuous training and education in all aspects of critical well management. For more information, visit the company's web site at www.bncg.com.

Certain statements included in this news release are intended as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Boots & Coots cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. More information about the risks and uncertainties relating to these forward-looking statements are found in Boots & Coots' SEC filings, which are available free of charge on the SEC's web site at www.sec.gov.

Company contact: Dewitt H. Edwards, Senior Vice President Finance and Administration, 281-931-8884, investorrelations@bncg.com.

(Tables to follow)

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
SUMMARY OF OPERATING RESULTS
(unaudited)
(in thousands except per share amounts)

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,
	2005	2004	2005(1)	2004
Revenue	$4,612	$3,308	$23,664	$14,655
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)	$262	$(475)	$3,333	$1,505
Income (Loss) From Continuing Operations	$(469)	$(1,310)	$1,341	$(817)
Income (Loss) From Discontinued Operations, Net of Income Taxes	$--	$(23)3)	$--	$(25)
Net Income (Loss)	$(469)	$(1,333)	$1,341	$(842)
Preferred Dividend Requirements and Accretion	$222	$219	$649	$535
Net Income (Loss) Attributable to Common Shareholders	$(691)	$(1,552)	$692	$(1,377)
Basic Earnings (Loss) Per Common Share: - Continuing Operations - Discontinued Operations - Net Income (Loss)	$(0.02) $0.00 $(0.02)	$(0.05) $0.00 $(0.05)	$0.02 $0.00 $0.02	$(0.05) $0.00 $(0.05)
Diluted Earnings (Loss) Per Common Share: - Continuing Operations - Discontinued Operations - Net Income (Loss)	$(0.02) $0.00 $(0.02)	$(0.05) $0.00 $(0.05)	$0.02 $0.00 $0.02	$(0.05) $0.00 $(0.05)
Weighted Average Common Shares Outstanding - Basic - Diluted	29,499 29,499	28,405 28,405	29,497 31,376	27,380 27,380

(1)	Revenue for the nine months ended September 30, 2005, include $5,341 of pass-through third-party charges related to personnel security incurred in the first quarter of 2005.

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BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
RECONCILIATION BETWEEN CONSOLIDATED STATEMENT OF
OPERATIONS AND EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
(unaudited)
(in thousands)

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,
	2005	2004	2005	2004
Net Income (Loss)	$(469)	$(1,333)	$1,341	$(842)
Loss from Discontinued Operations, Net of Income Taxes	$--	$23	$--	$25
Income Tax Expense	$494	$247	$877	$856
Interest Expense and Other	$85	$309	$523	$686
Depreciation and Amortization	$152	$279	$592	$780
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (1)	$262	$(475)	$3,333	$1,505

(1)
Earnings before Interest, Income taxes, Depreciation, and Amortization (“EBITDA”) is a non-GAAP financial measure, as it excludes amounts or is subject to adjustments that effectively exclude amounts, included in the most directly comparable measure calculate and presented in accordance with GAAP in financial statements. “GAAP” refers to generally accepted accounting principles in the United States. Non-GAAP financial measures disclosed by management are provided as additional information to investors in order to provide them with an alternative method for assessing our financial condition and operating results. These measures are not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Pursuant to the requirements of Regulation G, whenever we refer to a non-GAAP financial measure, we also present the most directly comparable financial measure and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure and such comparable GAAP financial measure. Management believes that EBITDA may provide additional information with respect to the company’s performance or ability to meet its debt service and working capital requirements.

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BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands)

	Sept 30, 2005 (unaudited)	December 31, 2004
Current Assets	$9,578	$13,618
Current Liabilities(a)	$7,058	$11,065
Total Working Capital (b)	$2,520	$2,553
Total Assets	$13,656	$18,393
Long Term Debt and Notes Payable (c)	$4,296	$6,148
Total Liabilities	$11,354	$17,213
Total Shareholders’ Equity	$2,302	$1,180

(a)
September 30, 2005 and December 31, 2004 includes $278 and $332, respectively, for the current portion of Troubled Debt Restructuring interest related to the 2000 refinancing of the Prudential Loan Agreement.

(b)	The Company defines Working Capital as all current assets, including cash, less all current liabilities, which includes current maturities of long-term debt.

(c)
Net of current maturities of long term debt. September 30, 2005 and December 31, 2004 includes $396 and $598, respectively, for the long-term portion of Troubled Debt Restructuring interest related to the 2000 refinancing of the Prudential Loan Agreement.

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